Exhibit 10.13  SPLIT DOLLAR AGREEMENT


THIS AGREEMENT, made as of the 21st day of November, 2000, by and between SALISBURY BANK & TRUST COMPANY with its principal offices in Salisbury, Connecticut (hereinafter referred to as the "Trustee"), and JEROME J. WHALEN, of Litchfield, Connecticut (hereinafter referred to as the "Employee").

                                WITNESSETH THAT:

         WHEREAS, the Trustee is holding in trust, pursuant to a Rabbi Trust established by The First National Bank of Litchfield, dated November 21, 2000, a life insurance policy on the life of the Employee as listed in Schedule A attached hereto (hereinafter referred to as the "Policy"), which was contributed into the Rabbi Trust by The First National Bank of Litchfield; and

         NOW, THEREFORE, the Trustee agrees to make the Policy subject to this Agreement as follows:

          1. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement. The Trustee shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may be otherwise provided herein.

          2. Dividends, if any, declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Employee. The parties hereto agree that the dividend election provisions, if any, of the Policy shall conform to the provisions hereof.

          3. The premium for the Policy becoming due after the date of this Agreement will be paid by the Trustee during the Employee's employment by The First National Bank of Litchfield and will be allocated between the Employee and the Trust. The Employee's share of the premium (term insurance allocation) shall be paid by the Trustee as agent for the Employee and shall be charged to the Employee as additional cash compensation.

          4. The Policy shall be an asset of the Trust. The Employee has no rights under the Policy other than to name one or more beneficiaries for his share of the death benefit and the manner in which such share of the death benefit shall be paid.

          5.      a.       Upon the death of the  Employee,  the  Trustee  shall
                           promptly take all action necessary to facilitate the payment of the death benefits provided under the Policy.

                  b. The Employee shall have the unqualified right to designate a personal beneficiary for the first $250,000 of death benefit or the entire proceeds, if less, provided by the Policy. Said amount shall be paid directly by the insurer to the beneficiary or beneficiaries and in a manner designated by the Employee. The balance of the death benefit under the Policy shall be paid directly by the insurer to the Trustee.

          6. This Agreement shall terminate upon the occurrence of the earliest of the following events: (i) the Employee's death and the payment of proceeds pursuant to Section 5 of this Agreement, or (ii) the termination of employment of the Employee for any reason other than death.

          7. This Agreement may not be amended, altered or modified except by a written instrument signed by both of the parties hereto and may not be otherwise terminated except as provided herein.

          8.      This Agreement  shall be binding upon and inure to the benefit
                  of  the  Trustee  and  its   successors,   assignees,   heirs,
                  executors, administrators and beneficiaries.

          9. Except as may be preempted by ERISA, this Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Connecticut.

         IN WITNESS WHEREOF, the Trustee has caused this Agreement to be executed by its officer thereunto duly authorized and the Employee has hereunto set his hand all as of the day and year first above written.

                                    TRUSTEE:
                                    SALISBURY BANK & TRUST COMPANY


                                                     By: /s/Craig E. Toensing
                                                         --------------------
                                                         Craig E. Toensing

                                                  Title: Senior Vice President


                                    EMPLOYEE:


                                                        /s / Jerome J. Whalen
                                                        ---------------------
                                                        Jerome J. Whalen


         SCHEDULE A
         ----------


Insurance Carrier                 Policy No.            Initial Face Amount
---------------------------------------------------------------------------
Security Life of Denver             1538084                    $623,000



                                      -48-